EXHIBIT 23







                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation of our reports dated January 29, 1999, included or incorporated by reference in this Form 10-K for the year ended December 31, 1998, into the Corporation's previously filed Registration Statements on Forms S-8 and S-3, (File No. 333-25853, File No. 333-33507, File No. 33-45431,
File No. 33-45556, and File No. 333-52509).




                                   ARTHUR ANDERSEN LLP

New York, New York
March 15, 1999


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